Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Investor Contact: Neil Berkman Associates (310) 477-3118 info@berkmanassociates.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel First Quarter Net Earnings Increase 122%, Sales Set a Record $142.0 Million

Net Earnings Increase to $0.45 Per Class A Share and $0.48 Per Class B Share

JERSEY CITY, NJ, Wednesday, April 29, 2015 -- Bel Fuse Inc. (NASDAQ: BELFA and BELFB) today announced preliminary financial results for the first quarter of 2015.

First Quarter 2015 Highlights
●	Net sales increased 71.8% to a first quarter record $142.0 million as compared with net sales of $82.6 million for the first quarter of 2014.
●	GAAP net earnings per share -- “EPS” -- were $0.45 per Class A share and $0.48 per Class B share as compared with GAAP EPS of $0.20 per Class A share and $0.22 per Class B share last year.
●	Non-GAAP Adjusted EPS was $0.51 per Class A share and $0.54 per Class B share as compared with non-GAAP Adjusted EPS of $0.21 per Class A share and $0.22 per Class B share last year.
●	Operating income increased 224.9% to $9.4 million as compared with operating income of $2.9 million for the first quarter of 2014.
●	Operating income before net unrealized gains from foreign currency revaluation, increased 76% to $4.8 million compared with operating income of $2.7 million for the first quarter of 2014.
●	Non-GAAP Adjusted EBITDA (Earnings Before Interest, Taxes and Depreciation and Amortization) increased to $16.2 million as compared with $6.4 million last year.

Non-GAAP financial measures, such as non-GAAP Adjusted EPS and Adjusted EBITDA, exclude the impact of special items, such as acquisition-related costs, restructuring charges and certain other items.  Please refer to the financial statements included with this press release for a reconciliation of GAAP financial measures to non-GAAP financial measures.  Results for the first quarter of 2015 include the results of Power Solutions, acquired in June 2014, and Connectivity Solutions, acquired in July and August 2014.
First quarter 2015 Adjusted EPS was affected by the following special items (net of taxes and in thousands except per share amounts):

First Quarter
2015
Restructuring charges	$111
Acquisition related costs	240
Information technology migration and rebranding costs	384
Total special items	$735

Total EPS impact - Class A shares	$0.06
Total EPS impact - Class B shares	$0.06

CEO Comments
Daniel Bernstein, Bel's President and CEO, said, "We are pleased with our results.  Bel’s strategy to grow through acquisitions delivered the results we planned for in the first quarter, which historically has been our seasonally lowest sales quarter of the year.  Net sales increased 72% to a record first quarter high, due to the incremental impact of sales from Power Solutions of $41.7 million and Connectivity Solutions of $17.1 million.  Margins improved, operating income was up 225% (and operating income increased 76% before the impact of net unrealized gains from foreign currency revaluation), and net income also increased.  Adjusted EBITDA also rose to $16.2 million.  These results show that our efforts integrating the acquired businesses, enhancing their efficiencies and controlling their costs continue to be successful."

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Bel First Quarter Net Earnings Increase 122%, Sales Set a Record $142.0 Million
April 29, 2015
Page Two

"Bel Power is reestablishing itself in key markets such as cloud computing and rail.  We are on track to grow our power business as planned in the second half of 2015 as evidenced by recent design wins in these markets.  Our manufacturing facilities in China have passed audits from industrial, rail and networking customers who have been pleased with the improvements in quality, service, and delivery we have achieved since the Power One acquisition.  Bel’s customers know that we are committed to continuous quality improvements, and will invest in equipment needed to improve the manufacturing processes of our power products.  With the majority of the transition costs now behind us, we expect a decrease in information technology costs now that this function has been assumed by our internal information technology group.
"We also have made good progress in the integration of the former Emerson Network Power Connectivity Solutions business, now Connectivity Solutions.  Following our plan of initially focusing on maintaining operational continuity, coupled with the successful consolidation of the Fibreco and Gigacom Interconnect businesses into the acquired Chelmsford location, in the first quarter we turned to optimization through group-wide collaboration and implementation of best practices across all of our facilities. These efforts identified many opportunities for additional cost savings and operational efficiencies in our Chelmsford facility, opportunities we are striving to translate into meaningful cost savings throughout the year.  By more closely aligning our selling costs with the combined sales from our Connectivity Solutions business, we also are benefitting from the integration of the Connectivity Solutions' sales and marketing team with U.S.-based Cinch Connectors, now going to market as Cinch Connectivity Solutions.
"We are well positioned to capitalize on the anticipated growth in deployment of single aisle commercial aircraft. We also continue to see strength in deployment of our 2 GBT harsh environment fiber optic products for high reliability avionics applications and are already actively working on designs for next-generation 4 and 10 GBT products."

First Quarter 2015 Results
Net sales increased 71.8% to $142.0 million compared to $82.6 million for the first quarter of 2014.  Excluding $58.8 million of net sales for the first quarter of 2015 from last year's acquisitions, net sales were essentially flat as higher sales of Bel's integrated modules and custom modules were partially offset by lower sales of Interconnect products and DC/DC converters.
Operating income increased to $9.4 million compared to operating income for the first quarter of 2014 of $2.9 million.  Non-GAAP Adjusted operating income increased to $10.5 million compared to non-GAAP Adjusted operating income for the first quarter of 2014 of $2.9 million, primarily reflecting the incremental contributions of the 2014 acquisitions.  Depreciation and amortization expense increased to $5.3 million for the first quarter of 2015 from $3.4 million for the first quarter of 2014 from incremental depreciation and amortization expense associated with the 2014 acquisitions.  Operating income for the first quarter of 2015 included net unrealized gains from foreign currency revaluation of approximately $4.6 million before tax (approximately $0.30 per Class A and Class B shares net of tax), primarily due to the favorable impact of the weakening of the Euro against the U.S. dollar on a $34 million intercompany loan.
Interest expense was $2.2 million as compared with $0.03 million for the first quarter of 2014, primarily due to the interest on borrowings used to fund the 2014 acquisitions.
Net earnings for the first quarter of 2015 were $5.6 million compared to net earnings for the first quarter of 2014 of $2.5 million.  Non-GAAP Adjusted net earnings for the first quarter of 2015 increased to $6.3 million compared to non-GAAP Adjusted net earnings for the first quarter of 2014 of $2.5 million.

Balance Sheet Data
As of March 31, 2015, Bel reported working capital of $183.1 million, including cash and cash equivalents of $78.6 million, a current ratio of 2.5-to-1, and total debt obligations of $220.9 million.  In comparison, as of December 31, 2014 Bel had working capital of $188.9 million, including cash and cash equivalents of $77.1 million, a current ratio of 2.6-to-1, and total debt obligations of $232.6 million.  In January 2015, we completed the sale of Power Solutions' Network Power Systems product line and related transactions.  Net proceeds of approximately $9 million from these transactions were used to repay debt in accordance with the provisions of the Company's credit agreement.

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Bel First Quarter Net Earnings Increase 122%, Sales Set a Record $142.0 Million
April 29, 2015
Page Three

Conference Call
Bel has scheduled a conference call at 10:00 a.m. EDT today.  To participate, dial (720) 545 0088, conference ID #33577129.  A simultaneous webcast of the conference call may be accessed online from the Events and Presentations link of the Investors page under the "About Bel" tab at www.BelFuse.com.  The webcast replay will be available for a period of 20 days at this same Internet address.  For a telephone replay, dial (404) 537 3406, conference ID #33577129 after 1:00 p.m. EDT.

About Bel
Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements
Except for historical information contained in this press release, the matters discussed in this press release (including the statements regarding potential sales growth, decreased data processing costs opportunities to reduce costs and enhance efficiency in the future, efforts to renew customer relationships with former Power Solutions customers, anticipated growth in deployment of single aisle commercial aircraft, and benefits arising from the consolidation of Bel’s Fibreco and Gigacom Interconnect businesses) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties.  Actual results could differ materially from Bel's projections.  Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; difficulties associated with integrating recently acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; and the risk factors detailed from time to time in the Company's SEC reports.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward looking statements.

Non-GAAP Financial Measures
The non‑GAAP measures presented in this press release and supplementary information are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non‑GAAP measures may not be comparable to other similarly‑titled captions of other companies due to differences in the method of calculation.

Website Information
We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

(tables attached)

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts and unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net sales	$142,015	$82,646
Cost of sales	114,890	68,576
Gross profit	27,125	14,070
As a % of sales	19.1%	17.0%

Selling, general and administrative expenses	17,608	11,189
As a % of sales	12.4%	13.5%
Restructuring charges	158	--

Income from operations	9,359	2,881
As a % of sales	6.6%	3.5%

Interest expense	(2,179)	(30)
Interest income and other, net	402	51
Earnings before provision for income taxes	7,582	2,902

Provision for income taxes	2,014	399
Effective tax rate	26.6%	13.7%
Net earnings available to common stockholders	$5,568	$2,503
As a % of sales	3.9%	3.0%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,175	2,175
Class B common shares - basic and diluted	9,670	9,335

Net earnings per common share:
Class A common shares - basic and diluted	$0.45	$0.20
Class B common shares - basic and diluted	$0.48	$0.22

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	March 31,	December 31,
	2015	2014

Assets

Current assets:
Cash and cash equivalents	$78,632	$77,138
Accounts receivable, net	93,820	99,605
Inventories, net	111,908	113,630
Other current assets	21,045	20,283

Total current assets	305,405	310,656

Property, plant and equipment, net	67,830	70,661
Goodwill and other intangible assets, net	208,364	213,075
Other assets	35,470	41,633

Total assets	$617,069	$636,025

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$63,442	$61,926
Current maturities of long-term debt	14,781	13,438
Other current liabilities	44,038	46,438

Total current liabilities	122,261	121,802

Long-term debt, noncurrent	206,156	219,187
Other liabilities	68,666	70,285

Total liabilities	397,083	411,274

Stockholders' equity	219,986	224,751

Total liabilities and stockholders' equity	$617,069	$636,025

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	As Reported GAAP	Special Items(2)	As Adjusted Non-GAAP(3)	As Reported GAAP	Special Items(2)	As Adjusted Non-GAAP(3)

Net Sales	$142,015	$--	$142,015	$82,646	$--	$82,646
Cost of sales	114,890		114,890	68,576	(57)	68,519
Gross profit	27,125	--	27,125	14,070	57	14,127
As a % of sales	19.1%		19.1%	17.0%		17.1%

Selling, general and administrative expenses	17,608	(988)	16,620	11,189	(9)	11,180
As a % of sales	12.4%		11.7%	13.5%		13.5%
Restructuring charges	158	(158)	--	--	--	--

Income from operations	9,359	1,146	10,505	2,881	66	2,947
As a % of sales	6.6%		7.4%	3.5%		3.6%

Interest expense	(2,179)	--	(2,179)	(30)	--	(30)
Interest income and other, net	402		402	51	--	51
Earnings before provision for income taxes	7,582	1,146	8,728	2,902	66	2,968

Provision for income taxes	2,014	411	2,425	399	25	424
Effective tax rate	26.6%		27.8%	13.7%		14.3%
Net earnings available to common stockholders	$5,568	$735	$6,303	$2,503	$41	$2,544
As a % of sales	3.9%		4.4%	3.0%		3.1%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,175		2,175	2,175		2,175
Class B common shares - basic and diluted	9,670		9,670	9,335		9,335

Net earnings per common share:
Class A common shares - basic and diluted	$0.45	$0.06	$0.51	$0.20	$0.01	$0.21
Class B common shares - basic and diluted	$0.48	$0.06 --	$0.54	$0.22	$--	$0.22

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)	Special items primarily consist of the following expenses and/or income items:

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	Gross	Taxes	Net of taxes	Gross	Taxes	Net of taxes
Restructuring charges	$158	47	$111	$--	$--	$--
Other severance costs	--	--	--	57	22	35
Acquisition related costs	385	145	240	9	3	6
Information technology migration and rebranding costs	603	219	384	--	--	--
Total special items	$1,146	$411	$735	$66	$25	$41

(3)	In this press release and supplemental information, we have included several non-U.S. GAAP financial measures, including non-GAAP Net Earnings and EPS, Non-GAAP Gross Profit and Non-GAAP Operating Profit. We present results adjusted to exclude the effects of certain specified items ("special items") and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP EPS, Non-GAAP Net Earnings, Non-GAAP Gross Profit and Non-GAAP Operating Profit, to determine performance-based compensation. Management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Non-GAAP EBITDA and Adjusted EBITDA(2)
(in thousands) (unaudited)

	Three Months Ended
	March 31,
	2015	2014

Net earnings available to common stockholders	$5,568	$2,503
Interest expense	2,179	30
Provision for income taxes	2,014	399
Depreciation and amortization	5,325	3,406

Non-GAAP EBITDA	15,086	6,338
Special items(2)	1,146	66

Non-GAAP Adjusted EBITDA	$16,232	$6,404

(1)	The supplementary information included in this press release for 2015 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2)	In this press release and supplemental information, we have included several non-U.S. GAAP financial measures, including non-GAAP Net Earnings and EPS, Non-GAAP Gross Profit and Non-GAAP Operating Profit and EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items ("special items") and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP EPS, Non-GAAP Net Earnings, Non-GAAP Gross Profit and Non-GAAP Operating Profit, to determine performance-based compensation. Management believes that this information may be useful to investors.